Exhibit 99.1

By Electronic Delivery to: enew@7artspictures.com

July 3, 2012

Ms. Elaine New
Chief Financial Officer
Seven Arts Entertainment Inc.
8439 Sunset Boulevard, 4th Floor
West Hollywood, CA 90069

Re:	Seven Arts Entertainment Inc. (the “Company”) – Listing of Additional Shares Nasdaq Symbol: SAPX

Dear Ms. New:

I am following up on our recent telephone conversation, in which it was explained that based upon our review of the Listing of Additional Shares notification (LAS) and supporting documentation submitted on March 16, 2012, the Company’s transaction does not comply with Nasdaq’s Voting Rights Rule (the ‘Rule”).1 On March 26, 2012, in connection with acquisition of certain assets, the Company issued 50,000 shares of Series B convertible preferred stock (the “Preferred Stock”), at a price of $100.00 per share. The Preferred Stock is convertible into shares of common stock at $1.10 per share, subject to adjustments in the event that the Company issues any common stock for less than eighty percent of the conversion price. The presence of this price protection provision could cause the conversion price to be reduced to below the market value immediately preceding the entering into the binding agreement. As a result, since the Preferred Stock votes on an "as converted basis," the preferred shares would have greater voting rights than the existing common shares in violation of the Rule.

In addition, the Preferred Stock holder has the right to designate two members to the Company’s Board of Directors. Any such agreement for the designation or nomination of directors must take into account subsequent reductions in the investor's ownership position, such that if the ownership position materially declines, the investor's rights should be reduced (a "step-down"). The Certificate of Designation for the Preferred Stock (the “Certificate of Designation”) does not contain a “step-down” provision and therefore also violates the Rule.

Under our Rules, issuers are usually provided 45 calendar days to submit a plan to regain compliance, however, in this instance, due to the aforementioned concerns, Staff has elected to exercise its discretionary authority under Listing Rule 5101,2 to expedite the review process and request that the Company remedy the concerns raised regarding the Certificate of Designation and provide confirmation to Nasdaq within seven (7) calendar days of receipt of this letter, or no later than July 10, 2012. Your confirmation should include the amended Certificate of Designation for the Preferred Stock.

1 Listing Rule 5640.
2 Listing Rule 5101 states, in part, that: “Nasdaq, therefore, in addition to applying the enumerated criteria set forth in the Rule 5000 Series, has broad discretionary authority over the initial and continued listing of securities in Nasdaq in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest. Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.” .

Ms. Elaine New
July 3, 2012

Please email the amended Certificate of Designation to howard.miller@nasdaqomx.com and nikolai.utochkin@nasdaqomx.com no later than July 10, 2012. After we review the amended Certificate of Designation, we will contact you if we have any questions or comments and will provide you written notice of our decision. If we do not receive the amended Certificate of Designation, or the amendment does not remedy our concerns, we will initiate delisting procedures, at which time you will have the opportunity to appeal that decision to a Hearings Panel.3

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.4 The Company must also submit the announcement to Nasdaq’s MarketWatch Department.5 If the announcement is publicly released during Nasdaq market hours (7:00 am – 8:00 pm Eastern Time), you must notify MarketWatch at least 10 minutes prior to its public release. If the public announcement is made outside of Nasdaq market hours, the Company must notify MarketWatch of the announcement prior to 6:50 a.m. Eastern Time. For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.6

Finally, Nasdaq makes available to investors a list of all non-compliant companies, which is posted on our website at https://listingcenter.nasdaqomx.com. The Company will be included in the list beginning five business days from the date of this letter. As part of this process, an indicator reflecting the Company’s non-compliance will be broadcast over Nasdaq’s market data dissemination network and will also be made available to third party market data providers.

3 See Listing Rule 5815(a).
4 Listing Rule 5810(b).
5 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at www.NASDAQ.net.
6 Listing IM-5810-1.

Ms. Elaine New
July 3, 2012

If you have any questions, please contact me at +1 301 978 8042 or Nikolai Utochkin, Director at +1 301 978 8029.

Sincerely,

H. Jay Miller
Associate Director
Nasdaq Listing Qualifications

Enclosure

NASDAQ REFERENCE LINKS
Topic	Description

NASDAQ Listing Rules	All initial and continued listing rules

Corporate Governance	Independent directors, committee requirements and shareholder approval

Fees	FAQ's Listing Fees

Frequently Asked Questions (FAQ's)	Topics related to initial and continued listing

Hearing Requests & Process	Discussion of the Nasdaq Hearings process

Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process

Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

Access to all Nasdaq listing information and forms can be accessed at the following: https://listingcenter.nasdaqomx.com/Home.aspx

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Phone: +1 212 318 2000
Business Wire	www.businesswire.com	Toll free: +1 800 227 0845 Phone: +1 415 986 4422
Dow Jones News Wire	www.dowjones.com	Toll free: +1 800 223 2274 Phone: +1 212 416 2400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: +1 800 307 6627 Phone: +1 310 642 6930
MarketWire	www.marketwire.com	Toll free: +1 800 774 9473 Phone: +1 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: +1 800 776 8090 Phone: +1 201 360 6700
Reuters	www.thomsonreuters.com	Phone: +1 646 223 4000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) .